Exhibit 99.2

Cognizant

Q1 2021

"In the first quarter, we successfully executed our strategy of embracing digital, investing in international expansion and repositioning the Cognizant brand. Cloud migration and digital adoption create a significant opportunity for Cognizant in the coming years. The ongoing humanitarian crisis, especially in India, is deeply concerning. We have made a series of investments to support India in this time of need and continue to prioritize the health and safety of our associates while we serve our clients."

Brian Humphries | Chief Executive Officer

Revenue

$4.4 billion

Reported YoY ↑ 4.2%

Constant Currency YoY ↑ 2.4%

Digital revenue up ~15% year-over-year and now represent 44% of revenue, up from 39% in prior year period

GAAP and Adjusted Operating Margin | **15.2%**

GAAP Diluted EPS | **$0.95** Adjusted Diluted EPS | **$0.97**

Cash Flow

Cash Flow From Operations	Free Cash Flow
$181M	$93M

Capital Return

Q1 2021 Dividend	Q1 2021 Share Repurchases
$128M $0.24/share	$234M

Revenue by Geography

($ IN BILLIONS)

Reported YoY | Constant Currency YoY



Rest of World
↑ 11.9% ↑ 8.9%
$0.3
Europe
↑ 6.7% ↓ (0.9%)
$0.8
North America
↑ 2.9% ↑ 2.7%
$3.3

Revenue by Segment

($ IN BILLIONS)

Reported YoY | Constant Currency YoY



CMT
↑ 5.0% ↑ 3.1%
$0.7
Products & Resources
↑ 4.6% ↑ 2.4%
$1.0
Financial Services
↑ 0.5% ↓ (1.7%)
$1.4
Healthcare
↑ 7.9% ↑ 7.0%
$1.3

Total Employees	Total Attrition	Voluntary Attrition
296,500	21%	18%

Acquisitions Announced in Q1 2021

COMPANY	HEADQUARTERS	DIGITAL BATTLEGROUND
linium	North America	Cloud
servian	Australia	AI & Analytics
Magenic	North America	Software Engineering
ESGMOBILITY	Germany	IoT

For full financial data and non-GAAP financial reconciliations refer to Cognizant's 2021 first quarter earnings release issued on May 5, 2021, which accompanies this presentation, and is available at investors.cognizant.com.